UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2012 (May 23, 2012)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On May 23, 2012, Arbor Realty Trust, Inc. held its Annual Meeting of Stockholders.  At the meeting, the stockholders voted as indicated below on the following proposals:

1.                                       Election of three Class III directors for a three-year term of office expiring at the 2015 Annual Meeting of Stockholders and a Class II director for a two-year term of office expiring at the 2014 Annual Meeting of Stockholders.

Nominee	Votes Cast For	Withheld	Broker Non-Vote
Karen K. Edwards	16,016,191	377,331	6,444,697
William Helmreich	13,836,272	2,557,250	6,444,697
William C. Green	16,022,367	371,155	6,444,697
Melvin F. Lazar	16,016,295	377,227	6,444,697

Each nominee was elected as a director of Arbor Realty Trust, Inc.

2.                                       Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for the fiscal year 2012.

For	Against	Abstain	Broker Non-Vote
22,662,064	121,875	54,280	0

Proposal 2 was approved.

3.                                       An amendment to the Company’s charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 7.0% to 5.0%.

For	Against	Abstain	Broker Non-Vote
13,453,176	2,878,365	61,981	6,444,697

Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/S/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: May 25, 2012